BrightSpring Health Services, Inc. Reports Third Quarter 2024 Financial Results and Increases Full Year 2024 Guidance

LOUISVILLE, Ky., November 1, 2024 — BrightSpring Health Services, Inc. (“BrightSpring” or the “Company”) (NASDAQ: BTSG), a leading provider of home and community-based health services for complex populations, today announced financial results for the third quarter ended September 30, 2024, and increases 2024 revenue and Adjusted EBITDA1 guidance.

Financial Highlights

•
Net Revenue of $2,907 million, up 28.8% compared to $2,257 million in the third quarter of 2023.
•
Net loss of $9.0 million, compared to net loss of $130.1 million in the third quarter of 2023.
•
Adjusted EBITDA1 of $151 million, up 15.7% versus $131 million in the third quarter of 2023
•
Increased 2024 Revenue and Adjusted EBITDA Guidance:
o
Revenue: $11,000 - $11,300 million
o
Adjusted EBITDA1: $580 - $585 million

“We are pleased with the broad-based strength in revenue and earnings growth across Pharmacy Solutions and Providers Services in the third quarter,” said Jon Rousseau, Chairman, President and Chief Executive Officer of the Company. “At BrightSpring we are focused on driving operational excellence and efficiencies while increasing scale across our organization to deliver lower-cost and high-quality care to patients. We are confident that the Company remains well positioned to execute on providing a high level of quality care to patients and continuing to grow our businesses for the remainder of 2024 and in 2025.”

Third Quarter 2024 Financial Results

Net revenue of $2,907 million, up 28.8% compared to $2,257 million in the third quarter of 2023. Net revenue growth was driven by strength across the business, with robust growth in Specialty and Infusion Pharmacy.

Gross profit of $408 million, up 13.9% compared to $358 million in the third quarter of 2023.

Net loss of $9.0 million, compared to net loss of $130.1 million in the third quarter of 2023.

Adjusted EBITDA1 of $151 million, up 15.7% compared to $131 million in the third quarter of 2023

1Adjusted EBITDA is a non-GAAP financial measure. Please see “Non-GAAP Financial Information” and the end of this press release for a reconciliation of Adjusted EBITDA to net loss, the most directly comparable financial measure prepared in accordance with GAAP.

Key Financials:

	Three Months Ended
	September 30, (Unaudited)
	2024	2023	%
($ in millions)
Pharmacy Solutions Revenue	$2,266	$1,673	35%
Provider Services Revenue	641	583	10%
Total Revenue	$2,907	$2,257	29%
	Three Months Ended
	September 30, (Unaudited)
	2024	2023	%
($ in millions)
Pharmacy Solutions segment EBITDA	$99	$86	15%
Provider Services segment EBITDA	93	81	14%
Total Segment Adjusted EBITDA	$192	$168	14%
Corporate Costs	(41)	(37)	-
Total Company Adjusted EBITDA	$151	$131	15.7%

Full Year 2024 Financial Guidance

For the full year 2024, BrightSpring is increasing guidance, which excludes the effects of any future closed acquisitions.

•
Net revenue of $11,000 million to $11,300 million, or 24.6% to 28.0% growth over 2023
o
Pharmacy Segment Revenue of $8,500 million to $8,750 million, or 30.3% to 34.2% growth over full year 2023
o
Provider Segment Revenue of $2,500 million to $2,550 million, or 8.5% to 10.7% growth over full year 2023
•
Adjusted EBITDA2 of $580 million to $585 million, or 14.2% to 15.2% growth over full year 2023, excluding the impact from a certain Quality Incentive Payment in 2023

A copy of the Company’s third quarter earnings presentation is available on the company’s investor relations website, https://ir.brightspringhealth.com/

2 A reconciliation of the foregoing guidance for the non-GAAP metric of Adjusted EBITDA to GAAP net loss cannot be provided without unreasonable effort because of the inherent difficulty of accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliation that have not yet occurred, are out of our control, or cannot be reasonably predicted. For the same reasons, the Company is unable to assess the probable significance of the unavailable information, which could have a material impact on its future GAAP financial results.

Webcast and Conference Call Details

BrightSpring will host a conference call today, November 1, 2024, at 8:30 a.m. Eastern Time. Investors interested in listening to the conference call are required to register online.

A live and archived webcast of the event will be available on the “Events & Presentations” section of the BrightSpring website at https://ir.brightspringhealth.com/. The Company has posted supplemental financial information on the third quarter results that it will reference during the conference call. The supplemental information can be found under the “Events & Presentations” on the Company’s investor relations page.

About BrightSpring Health Services

BrightSpring Health Services provides complementary and integrated home- and community-based pharmacy and health solutions for complex populations in need of specialized and/or chronic care. Through the Company’s service lines, including pharmacy, home health care and primary care, and rehabilitation and behavioral health, we provide comprehensive care and clinical solutions in all 50 states to over 400,000 customers, clients and patients daily.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, our operations and financial performance. Forward-looking statements include all statements that are not historical facts. These forward-looking statements may relate to matters which include, but are not limited to, industries, business strategy, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. In some cases, we have used words such as “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” “target,” “guidance,” the negative version of these words, or similar terms and phrases to identify these forward-looking statements.

The forward-looking statements are based on management’s current expectations and are not historical facts or guarantees of future performance. The forward-looking statements relate to the future and are therefore subject to various risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs, and projections will result or be achieved. Actual results may differ materially from these expectations due to changes in global, regional, or local economic, business, competitive, market, regulatory, and other factors, many of which are beyond our control. We believe that these factors include but are not limited to the following:

•
our operation in a highly competitive industry;
•
our inability to maintain relationships with existing patient referral sources or establish new referral sources;
•
changes to Medicare and Medicaid rates or methods governing Medicare and Medicaid payments for our services;

•
cost containment initiatives of third-party payors, including post-payment audits;
•
the implementation of alternative payment models and the transition of Medicaid and Medicare beneficiaries to managed care organizations may limit our market share and could adversely affect our revenues;
•
changes in the case mix of patients, as well as payor mix and payment methodologies, and decisions and operations of third-party organizations;
•
our reliance on federal and state spending, budget decisions, and continuous governmental operations which may fluctuate under different political conditions;
•
changes in drug utilization and/or pricing, PBM contracts, and Medicare Part D/Medicaid reimbursement, which may negatively impact our profitability;
•
changes in our relationships with pharmaceutical suppliers, including changes in drug availability or pricing;
•
reliance on the continual recruitment and retention of nurses, pharmacists, therapists, caregivers, direct support professionals, and other qualified personnel, including senior management;
•
compliance with or changes to federal, state, and local laws and regulations that govern our employment practices, including minimum wage, living wage, and paid time-off requirements;
•
fluctuation of our results of operations on a quarterly basis;
•
harm caused by labor relation matters;
•
limitations in our ability to control reimbursement rates received for our services if we are unable to maintain or reduce our costs to provide such services;
•
delays in collection or non-collection of our accounts receivable, particularly during the business integration process;
•
failure to manage our growth effectively, which may inhibit our ability to execute our business plan, maintain high levels of service and satisfaction or adequately address competitive challenges;
•
our ability to identify, successfully complete and manage acquisitions, joint ventures, and other strategic initiatives;
•
our ability to continue to provide consistently high quality of care;
•
maintenance of our corporate reputation or the emergence of adverse publicity, including negative information on social media or changes in public perception of our services;
•
contract continuance, expansion and renewal with our existing customers, including renewals at lower fee levels, customers declining to purchase additional services from us, or reduction in the services received from us pursuant to those contracts;
•
effective investment in, implementation of improvements to and proper maintenance of the uninterrupted operation and data integrity of our information technology and other business systems;
•
security breaches, loss of data, and other disruptions, which could compromise sensitive business or patient information; cause a loss of confidential patient data, employee data or personal information; or prevent access to critical information and thereby expose us to liability, litigation, and federal and state governmental inquiries and damage our reputation and brand;
•
risks related to credit card payments and other payment methods;
•
potential substantial malpractice or other similar claims;
•
various risks related to governmental inquiries, regulatory actions, and whistleblower and other lawsuits, which may not be entirely covered by insurance;
•
our current insurance program, which may expose us to unexpected costs, particularly if we incur losses not covered by our insurance or if claims or losses differ from our estimates;

•
factors outside of our control, including those listed, which have required and could in the future require us to record an asset impairment of goodwill;
•
a pandemic, epidemic, or outbreak of an infectious disease, including the ongoing effects of COVID-19;
•
inclement weather, natural disasters, acts of terrorism, riots, civil insurrection or social unrest, looting, protests, strikes, or street demonstrations;
•
our inability to adequately protect our intellectual property rights

The forward-looking statements included in this press release are made only as of the date of this press release, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as required by law. These factors should not be construed as exhaustive, and should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, our actual results may vary in material respects from those projected in these forward-looking statements. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. Our forward- looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, investments, or other strategic transactions we may make.

For additional information on these and other factors that could cause BrightSpring’s actual results to differ materially from expected results, please see our filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov.

Non-GAAP Financial Measures

This press release contains “non-GAAP financial measures,” including “EBITDA” and “Adjusted EBITDA,” which are financial measures that either exclude or include amounts that are not excluded or included in the most directly comparable measures calculated and presented in accordance with accounting principles generally accepted in the United States, or GAAP.

EBITDA and Adjusted EBITDA have been presented in this release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP, because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance. Management also believes that these measures are useful to investors in highlighting trends in our operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Management uses EBITDA and Adjusted EBITDA to supplement GAAP measures of performance in the evaluation of the effectiveness of our business strategies, to make budgeting decisions, to establish and award discretionary annual incentive compensation, and to compare our performance against that of other peer companies using similar measures.

Management supplements GAAP results with non-GAAP financial measures to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. EBITDA and Adjusted EBITDA are not GAAP measures of our financial performance and should not be considered as an alternative to net loss as a measure of financial performance or any other performance measures derived in accordance with GAAP. Additionally, these measures are not intended to be a measure of free cash flow available for management’s discretionary use as they do not consider certain cash requirements such as tax payments, debt service requirements, total capital expenditures, and certain other cash costs that may recur in the future.

Management defines EBITDA as net loss before income tax expense (benefit), interest expense, and depreciation and amortization. Management also defines Adjusted EBITDA as EBITDA, further adjusted to exclude non-cash share-based compensation, acquisition, integration and transaction-related costs, restructuring and divestiture-related and other costs, goodwill impairment, legal costs and settlements associated with certain historical matters for PharMerica, significant projects, management fees, and unreimbursed COVID-19 related costs.

The presentations of these measures have limitations as analytical tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Because not all companies use identical calculations, the presentations of these measures may not be comparable to other similarly titled measures of other companies and can differ significantly from company to company. Please see the end of this press release for reconciliations of non-GAAP financial measures to the most directly comparable financial measure prepared in accordance with GAAP.

BrightSpring Contact:

Investor Relations:

David Deuchler, CFA

Gilmartin Group LLC

ir@brightspringhealth.com

Media Contact:
Leigh White
leigh.white@brightspringhealth.com
502.630.7412

BrightSpring Health Services, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

September 30, 2024 and December 31, 2023

(In thousands, except share and per share data)

(Unaudited)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$35,973	$13,071
Accounts receivable, net of allowance for credit losses	1,025,711	881,627
Inventories	478,319	402,776
Prepaid expenses and other current assets	169,582	159,167
Total current assets	1,709,585	1,456,641
Property and equipment, net of accumulated depreciation of $426,484 and $368,089 at September 30, 2024 and December 31, 2023, respectively	248,548	245,908
Goodwill	2,672,791	2,608,412
Intangible assets, net of accumulated amortization	842,479	881,476
Operating lease right-of-use assets, net	259,138	267,446
Deferred income taxes, net	6,678	—
Other assets	46,748	72,838
Total assets	$5,785,967	$5,532,721
Liabilities, Redeemable Noncontrolling Interests, and Equity
Current liabilities:
Trade accounts payable	$783,838	$641,607
Accrued expenses	349,101	492,363
Current portion of obligations under operating leases	69,763	71,053
Current portion of obligations under financing leases	12,367	11,141
Current portion of long-term debt	48,853	32,273
Total current liabilities	1,263,922	1,248,437
Obligations under operating leases, net of current portion	195,921	201,655
Obligations under financing leases, net of current portion	24,988	22,528
Long-term debt, net of current portion	2,608,537	3,331,941
Deferred income taxes, net	—	23,668
Long-term liabilities	73,502	91,943
Total liabilities	4,166,870	4,920,172
Redeemable noncontrolling interests	4,125	27,139
Shareholders' equity:
Common stock, $0.01 par value, 1,500,000,000 and 137,398,625 shares authorized, 174,078,977 and 117,857,055 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	1,741	1,179
Preferred stock, $0.01 par value, 250,000,000 authorized, no shares issued and outstanding at September 30, 2024; no shares authorized, issued or outstanding at December 31, 2023	—	—
Additional paid-in capital	1,848,115	771,336
Accumulated deficit	(234,380)	(200,319)
Accumulated other comprehensive (loss) income	(705)	12,544
Total shareholders' equity	1,614,771	584,740
Noncontrolling interest	201	670
Total equity	1,614,972	585,410
Total liabilities, redeemable noncontrolling interests, and equity	$5,785,967	$5,532,721

BrightSpring Health Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the three and nine months ended September 30, 2024 and 2023

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenues:
Products	$2,265,697	$1,673,152	$6,357,223	$4,736,993
Services	641,126	583,377	1,856,448	1,714,638
Total revenues	2,906,823	2,256,529	8,213,671	6,451,631
Cost of goods	2,077,121	1,509,845	5,815,981	4,226,075
Cost of services	421,590	388,388	1,231,154	1,160,477
Gross profit	408,112	358,296	1,166,536	1,065,079
Selling, general, and administrative expenses	351,272	410,549	1,039,215	986,161
Operating income (loss)	56,840	(52,253)	127,321	78,918
Loss on extinguishment of debt	—	—	12,726	—
Interest expense, net	56,061	83,678	173,520	241,539
Income (loss) before income taxes	779	(135,931)	(58,925)	(162,621)
Income tax expense (benefit)	9,760	(5,807)	(23,000)	(12,987)
Net loss	(8,981)	(130,124)	(35,925)	(149,634)
Net (loss) income attributable to noncontrolling interests	(751)	548	(1,864)	(1,568)
Net loss attributable to BrightSpring Health Services, Inc. and subsidiaries	$(8,230)	$(130,672)	$(34,061)	$(148,066)

Net loss per common share:
Loss per share - basic	$(0.04)	$(1.11)	$(0.18)	$(1.26)
Loss per share - diluted	$(0.04)	$(1.11)	$(0.18)	$(1.26)
Weighted average shares outstanding:
Basic	198,491	117,864	190,541	117,871
Diluted	198,491	117,864	190,541	117,871

BrightSpring Health Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

For the three and nine months ended September 30, 2024 and 2023

(In thousands)

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Operating activities:
Net loss	$(8,981)	$(130,124)	$(35,925)	$(149,634)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization	50,608	50,774	149,601	151,324
Impairment of long-lived assets	2,801	2,181	4,781	8,295
Provision for credit losses	8,778	6,753	21,896	18,927
Amortization of deferred debt issuance costs	2,540	5,182	9,477	15,691
Share-based compensation	15,210	825	55,194	2,100
Deferred income taxes, net	21,479	(10,810)	(27,781)	(36,565)
Loss on extinguishment of debt	—	—	12,726	—
(Gain) loss on disposition of fixed assets	(79)	438	(55)	957
Other	479	(582)	(959)	(210)
Change in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(51,474)	(11,520)	(163,996)	(116,922)
Prepaid expenses and other current assets	(24,207)	(22,272)	(2,470)	(162)
Inventories	(103,985)	16,536	(74,265)	53,244
Trade accounts payable	114,234	31,353	155,563	(58,313)
Accrued expenses	3,860	89,671	(150,032)	159,353
Other assets and liabilities	(4,017)	5,286	(20,593)	298
Net cash provided by (used in) operating activities	$27,246	$33,691	$(66,838)	$48,383
Investing activities:
Purchases of property and equipment	$(20,043)	$(17,899)	$(65,602)	$(56,693)
Acquisitions of businesses, net of cash acquired	(17,225)	(37,044)	(59,755)	(62,508)
Other	360	296	900	1,790
Net cash used in investing activities	$(36,908)	$(54,647)	$(124,457)	$(117,411)
Financing activities:
Long-term debt borrowings	$—	$—	$2,566,000	$—
Long-term debt repayments	(13,663)	(7,536)	(3,384,633)	(22,857)
Proceeds from issuance of common stock on initial public offering, net	—	—	656,485	—
Proceeds from issuance of tangible equity units, net	—	—	389,000	—
Borrowings of the Revolving Credit Facility, net	41,300	31,650	46,400	98,250
Payment of debt issuance costs	—	—	(43,188)	—
Repurchase of shares of common stock	—	(325)	(650)	(325)
Shares issued under share-based compensation plan, including tax effects	127	453	531	598
Payment of acquisition earn-outs	(1,500)	—	(4,156)	—
Purchase of redeemable noncontrolling interest	(2,016)	—	(2,316)	—
Payment of financing lease obligations	(3,640)	(2,901)	(9,276)	(8,625)
Net cash provided by financing activities	$20,608	$21,341	$214,197	$67,041
Net increase (decrease) in cash and cash equivalents	10,946	385	22,902	(1,987)
Cash and cash equivalents at beginning of year	25,027	11,256	13,071	13,628
Cash and cash equivalents at end of year	$35,973	$11,641	$35,973	$11,641

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of EBITDA and Adjusted EBITDA

For the three and nine months ended September 30, 2024 and 2023

(Unaudited)

The following table reconciles net loss to EBITDA and Adjusted EBITDA:

($ in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Net loss	$(8,981)	$(130,124)	$(35,925)	$(149,634)
Income tax expense (benefit)	9,760	(5,807)	(23,000)	(12,987)
Interest expense, net	56,061	83,678	173,520	241,539
Depreciation and amortization	50,608	50,774	149,601	151,324
EBITDA	$107,448	$(1,479)	$264,196	$230,242
Non-cash share-based compensation (1)	15,210	825	55,194	2,100
Acquisition, integration, and transaction-related costs (2)	11,767	6,319	25,331	13,754
Restructuring and divestiture-related and other costs (3)	6,672	4,527	28,065	16,172
Legal costs and settlements (4)	8,920	117,042	21,886	121,706
Significant projects (5)	1,000	1,935	2,604	6,899
Management fee (6)	—	1,383	23,381	4,248
Unreimbursed COVID-19 related costs	—	(48)	—	88
Total adjustments	$43,569	$131,983	$156,461	$164,967
Adjusted EBITDA	$151,017	$130,504	$420,657	$395,209

(1)
Represents non-cash share-based compensation to certain members of our management and full-time employees. The three and nine months ended September 30, 2024 includes $14.4 million and $35.8 million of costs, respectively, related to new equity awards granted upon the completion of our IPO under the 2024 Equity Incentive Plan. The nine months ended September 30, 2024 includes $15.0 million of previously unrecognized share-based compensation expense related to performance-vesting options under the 2017 Stock Plan, a portion of which vested upon completion of the IPO.
(2)
Represents transaction costs incurred in connection with planned, completed, or terminated acquisitions, which include investment banking fees, legal diligence and related documentation costs, finance and accounting diligence and documentation; costs associated with the integration of acquisitions, including any facility consolidation, integration travel, or severance; and costs associated with other planned, completed, or terminated non-routine transactions. The three months ended September 30, 2024 includes acquisition and integration related costs of $7.5 million, earn-out adjustments from previous acquisitions of $0.9 million, and other non-routine transaction costs of $2.9 million, as compared to acquisition and integration related costs of $3.7 million and other non-routine transaction costs of $0.9 million for the three months ended September 30, 2023. These costs also included $0.5 million and $6.0 million of costs related to the IPO Offerings which were not capitalizable for the three and nine months ended September 30, 2024, respectively, compared to $1.7 million and $1.9 million for the three and nine months ended September 30, 2023, respectively.
(3)
Represents costs associated with restructuring-related activities, including closure, and related license impairment, and severance expenses associated with certain enterprise-wide or significant business line cost-savings measures. These costs included $12.7 million of unamortized debt issuance costs associated with the extinguishment of our Second Lien Facility in the nine months ended September 30, 2024. These costs also included $1.8 million and $3.7 million of intangible asset and other non-cash investment impairment for the three and nine months ended September 30, 2024, respectively, as compared to $1.4 million and $7.4 million for the three and nine months ended September 30, 2023, respectively.
(4)
Represents settlement and defense costs associated with certain historical PharMerica litigation matters, including the Silver matter, all of which are expected to be completed in 2024. See Note 10 within the unaudited condensed consolidated financial statements and related notes in this Quarterly Report on Form 10-Q for additional information.
(5)
Represents costs associated with certain transformational projects and for the periods presented primarily included general ledger system implementation and pharmacy billing system implementation, which both completed in the second fiscal quarter of 2024; and ransomware attack response costs. Ransomware attack response costs were $1.0 million for the three and nine months ended September 30, 2024, compared to $0.6 million and $3.1 million for the three and nine months ended September 30, 2023, respectively.
(6)
Represents annual management fees payable to the Managers under the Monitoring Agreement through the date of the IPO, and $22.7 million of termination fees resulting from the Monitoring Agreement being terminated upon completion of the IPO Offerings. All management fees have ceased following the completion of the IPO.

BrightSpring Health Services, Inc. and Subsidiaries

Reconciliation of Adjusted EPS

For the three and nine months ended September 30, 2024 and 2023

(Unaudited)

The following table reconciles diluted EPS to Adjusted EPS:

(shares in thousands)	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2024	2023	2024	2023
Diluted EPS	$(0.04)	$(1.11)	$(0.18)	$(1.26)
Non-cash share-based compensation (1)	0.07	0.01	0.28	0.02
Acquisition, integration, and transaction-related costs (1)	0.06	0.05	0.13	0.11
Restructuring and divestiture-related and other costs (1)	0.03	0.04	0.14	0.13
Legal costs and settlements (1)	0.04	0.93	0.11	0.96
Significant projects (1)	—	0.02	0.01	0.05
Management fee (1)	—	0.01	0.12	0.03
Unreimbursed COVID-19 related costs (1)	—	—	—	—
Income tax impact on adjustments (2)(3)	(0.05)	(0.03)	(0.27)	(0.10)
Adjusted EPS	$0.11	$(0.08)	$0.34	$(0.06)

Weighted average common shares outstanding used in calculating diluted U.S. GAAP net loss per share	198,491	117,864	190,541	117,871
Weighted average common shares outstanding used in calculating diluted Non-GAAP earnings (loss) per share	208,694	126,346	199,930	126,428

(1)
This adjustment reflects the per share impact of the adjustment reflected within the definition of Adjusted EBITDA.
(2)
The income tax impact of non-GAAP adjustments is calculated using the estimated tax rate for the respective non-GAAP adjustment.
(3)
For the nine months ended September 30, 2024, the income tax impact on adjustments is inclusive of a discrete tax benefit related to the Silver matter that was finalized in connection with the signing of the settlement agreement during the second fiscal quarter of 2024.